Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

The Beneficient Company Group, L.P.

Dallas, Texas

We consent to the inclusion in The Beneficient Company Group, L.P.’s Amendment No.2 to the Registration Statement (No. 333-268741) on Form S-4 (the “Registration Statement”) of our report dated September 30, 2022, on our audits of the consolidated financial statements of The Beneficient Company Group, L.P. as of March 31, 2022, December 31, 2021 and 2020, and for the three months ended March 31, 2022 and the years ended December 31, 2021 and 2020. We consent to the inclusion in Amendment No.2 to the Registration Statement of our report dated March 3, 2023, on our review of the consolidated financial statements of The Beneficient Company Group, L.P. as of December 31, 2022, and for the three-month and nine-month periods ended December 31, 2022 and 2021, which are included in this proxy statement/prospectus included in the Registration Statement.

We also consent to the reference to our firm under the caption “Experts” in this Registration Statement.

/s/ Weaver and Tidwell, L.L.P.

San Antonio, Texas

March 6, 2023